Memorandum of Agreement
an indenture of the Unit Investment Trust
HEISEY JEFFREY WALTER DBA JEFFREY WALTER HEISEY

Pursuant to the issuance of securities and the operations thereof;
the parties within, are in agreement as to their business role, affiliation, and the lawful purpose / policy of the Trust.

Depositors of the Trust:

 1. JEFFREY WALTER HEISEY
    General Post-Office
    West Oakland Park Boulevard 1900
    Fort Lauderdale, UM UM-99

 2. Heisey, Jeffrey Walter dba JEFFREY WALTER HEISEY
    1314 E LAS OLAS BLVD STE 610, FORT LAUDERDALE, FL 33301

Custodian / Underwriter of the Trust:

 3. HEISEY JEFFREY WALTER
    General Post-Office
    West Oakland Park Boulevard 1900
    Fort Lauderdale, UM UM-99

Securities in Trust:  SEC FILES: 001-36314

Trust Issuance Class: Depositary Receipts

Acting as a Natural Person in the role of Custodian of the Trust, and under penalty of perjury under the laws of the United States of America, the undersigned does hereby certify this document and the information within as true and correct.

Executed:  May 28, 2014
/s/ Jeffrey Walter Heisey,  Natural Person and Principal